UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________
FORM 8-K
______________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) – November 11, 2008

RF MONOLITHICS, INC.
(Exact name of Registrant as Specified in Charter)

Delaware	0-24414	75-1638027

(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4441 Sigma Road Dallas, Texas 75244

(Address of Principal Executive Offices)(Zip Code)

Registrant's telephone number, including Area Code - (972) 233-2903

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(a)   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On November 11, 2008, two members of RF Monolithics, Inc. (“RFM”) Board of Directors, Mr. Frank Hughes and Mr. Dean Campbell informed Mr. Michael Bernique, Chairman of the Board, that they intend to retire no later than the end of their current terms and will not seek re-election to the board at RFM’s Annual Meeting of Shareholders, scheduled for January 21, 2009.

Both Mr. Hughes and Mr. Campbell stated that the decision not to stand for re-election was not due to any disagreement with the Company’s operations, policies or practices.

The Company’s press release containing additional details is attached hereto as Exhibit 99.1 and incorporated by referenced herein.

Item 1.01 Entry into a Material Definitive Agreement.

On November 11, 2008, the Board of Directors of RF Monolithics, Inc. (“Company”) approved a form of Indemnification Agreement and authorized the Company to enter into it with each of its directors and officers.  The agreement will supersede the prior form of indemnification agreement.  The Indemnification Agreement will be filed as an exhibit to the Company’s Annual Report on Form 10K.

Item 9.01 Exhibits.

(c)       Exhibits.

Exhibit	Description

99	Registrant’s Press Release, dated November 13, 2008, announcing the intent of Mr. Hughes and Mr. Campbell to retire from RFM Board of Directors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RF MONOLITHICS, INC.

		By:	/s/ Harley E. Barnes III
Harley E. Barnes III
Chief Financial Officer

Date:	November 13, 2008

EXHIBIT INDEX

Exhibit	Description

99	Registrant’s Press Release, dated November 13, 2008, announcing Mr. Hughes and Mr. Campbell intent to retire from RFM Board of Directors.